Exhibit 10.22
VISTRA CORP.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made as of this [___] day of [_____, _____], by and between Vistra Corp., a Delaware corporation (the “Company”), and [__________] (the “Indemnitee”).
WHEREAS, the Company desires to attract and retain the services of highly qualified individuals to act as directors and/or officers;
WHEREAS, increased corporate litigation and investigations have subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms of director and officer liability insurance have made it increasingly difficult for the Company to attract and retain such persons;
WHEREAS, the Company’s certificate of incorporation and bylaws contain provisions with respect to indemnification of the Company’s directors and officers as authorized by the Delaware General Corporation Law, as amended (“DGCL”), under which the Company is incorporated, and such certificate of incorporation and bylaws provide that the indemnification provided therein is not exclusive;
WHEREAS, in light of the fact that the certificate of incorporation and bylaws of the Company are subject to change and the certificate of incorporation and bylaws do not contain all the provisions and protections set forth in this Agreement, the Company has determined that the Indemnitee and other directors and officers of the Company may not be willing to commence serving or continue to serve in such capacities without additional protection;
WHEREAS, the Company desires and has requested the Indemnitee to commence serving or continue to serve as a director and/or officer of the Company, as the case may be, and has proffered this Agreement to the Indemnitee as an additional inducement to serve in such capacity; and
WHEREAS, the Indemnitee is willing to commence serving, or to continue to serve, as a director and/or officer of the Company, as the case may be, if the Indemnitee is furnished the indemnity provided for herein by the Company.
NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee do hereby covenant and agree as follows:
1.Definitions.
(a)“Change in Control” shall have the meaning set forth, as of the date hereof, in the Company’s 2016 Omnibus Incentive Plan.
(b)“Corporate Status” describes the status of a person who is serving or has served as a (i) director or officer of the Company, (ii) Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company or (iii) director or officer of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(b), without limitation, a director or officer of the Company who is serving or has served as a director or officer of a Subsidiary shall be deemed to be serving at the request of the Company.
(c)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee and is determined to be “disinterested” under applicable Delaware state law.
(d)“Entity” shall mean any corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan, company, foundation, association, organization or other legal entity, other than the Company.
(e)“Expenses” shall be construed broadly to mean all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third-party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 145 of the DGCL, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.
(f)“Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 2(a) below.
(g)“Indemnitee” means the director or officer who is party to this Agreement, irrespective of the capacity in which the director or officer acts.
(h)“Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States or the District of Columbia, that is experienced in matters of corporation law and shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
(i)“Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, penalties, taxes, fines and amounts paid in settlement, in each case, of any type whatsoever, in connection with a Proceeding.

References herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan.
(j)“Proceeding” shall be construed broadly to mean, without limitation, any threatened, pending, completed or reasonably likely claim, government, regulatory and self- regulatory action, suit, arbitration, mediation, alternate dispute resolution process, investigation (including any internal investigation), inquiry, administrative hearing, appeal, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 10 of this Agreement to enforce the Indemnitee’s rights hereunder.
(k)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(l)“Subsidiary” shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.
(m)References herein to a director of any other Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.
2.Agreement to Indemnify.
The Company agrees to indemnify the Indemnitee to the fullest extent permitted, and in the manner permitted, by applicable law as in effect as of the date hereof or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification and advancement of expenses). The rights to indemnification and advancement of expenses pursuant to this Agreement shall include, without limitation:
(a)Indemnification for Third-Party Proceedings. Subject to the exceptions contained in Section 3(a) and Section 5 below, if the Indemnitee was or is a party or was or is otherwise involved in or was or is threatened to be made a party or is otherwise involved in any capacity to any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company to the fullest extent permitted by the DGCL, as the same may be amended from time to time, against all Expenses and Liabilities actually and reasonably incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”). In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Amounts notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that, if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to such Indemnifiable Amounts that have been satisfied, in each case subject to Section 2(c). Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee, in each case subject to Section 2(c).
(b)Indemnification in Derivative Actions and Direct Actions by the Company. Subject to the exceptions contained in Section 3(b) and Section 5 below, if the Indemnitee was or is a party or was or is otherwise involved in or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses. In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Expenses notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that, if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to such Indemnifiable Expenses that have been satisfied, in each case subject to Section 2(c). Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee, in each case subject to Section 2(c).
(c)Indemnitor of First Resort. In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to the Indemnitee to provide advancement and/or indemnification to the Indemnitee is primary) and any obligation of any stockholder of the Company (including any affiliate thereof, other than the Company) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any stockholder (or any affiliate thereof, other than the Company) to provide insurance coverage, for the same expenses, liabilities and losses (including reasonable and documented attorneys’ fees, judgments, fines, taxes or penalties and amounts paid in settlement by or on behalf of the Indemnitee) incurred by the Indemnitee are secondary and (ii) if any stockholder (or any affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with the Indemnitee, then (x) such stockholder (or such affiliate, as the case may be), shall be fully subrogated to all rights of the Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such stockholder (or such affiliate, as the case may be) for all such payments actually made by such stockholder (or such affiliate, as the case may be).
(d)Choice of Counsel. If Indemnitee is a director of the Company but not an officer of the Company, he, together with the other directors of the Company who are not officers of the Company (the “Outside Directors”), shall be entitled to employ one counsel separate from that chosen by persons who are parties to similar indemnification agreements of the Company who are not Outside Directors (the “Inside Indemnitees”) and the Expenses of such counsel shall, subject to the other terms and conditions of this

Agreement, be Indemnifiable Expenses. Such counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors.
3.Exceptions to Indemnification.
The Indemnitee shall be entitled to indemnification under Section 2(a) and Section 2(b) above in all circumstances other than the following:
(a)Exceptions to Indemnification for Third-Party Proceedings. If indemnification is requested under Section 2(a) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to meet the standard of conduct which makes it permissible under applicable law for the Company to indemnify the Indemnitee for Indemnifiable Amounts hereunder, (i) the Indemnitee shall not be entitled to payment of Indemnifiable Liabilities hereunder and (ii) no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite any adjudication of liability, the Indemnitee is entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.
(b)Exceptions to Indemnification in Derivative Actions and Direct Actions by the Company. If indemnification is requested under Section 2(b) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to meet the standard of conduct which makes it permissible under applicable law for the Company to indemnify the Indemnitee for Indemnifiable Amounts hereunder, (i) the Indemnitee shall not be entitled to payment of Indemnifiable Liabilities hereunder and (ii) no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite any adjudication of liability, the Indemnitee is entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.
4.Procedure for Payment of Indemnifiable Amounts.
(a)Subject to Section 8, the Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 2, Section 5 or Section 6 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to the Indemnitee as soon as practicable but in any event no later than thirty (30) calendar days of receipt of the request. At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder. The omission by the Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to the Indemnitee hereunder, and any delay in so notifying the Company shall not constitute a waiver by the Indemnitee of any rights under this Agreement.
(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 4(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification under applicable law shall be made in the specific case as follows if there is a dispute between the Company and the Indemnitee with respect to the Indemnitee’s rights to indemnification hereunder: (i) if a

Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of this Section 4(b)), (A) by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors or (B) if there is no such quorum of the Board of Directors consisting of Disinterested Directors or, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board of Directors, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled (other than sums that were already advanced) shall be made as soon as practicable but in any event no later than thirty (30) calendar days after such determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. The Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Any costs or Expenses incurred by the Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom. The Company shall provide the Indemnitee with such information and cooperation as the Indemnitee may reasonably require, to the extent that doing so is consistent with the Company’s obligation to cooperate with regulatory or law enforcement agencies.
(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) hereof, the Independent Counsel shall be selected as provided in this Section 4(c). If a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of Section 4(b)), then the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred and the Indemnitee shall have requested that indemnification be determined by Independent Counsel, then the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent

Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth the basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) hereof and, following the expiration of thirty (30) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 4(a) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 4(b) hereof. Upon the due commencement of any Proceeding pursuant to Section 10(e) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
5.Indemnification for Expenses if the Indemnitee is Wholly or Partly Successful.
Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is or was, or is or was threatened to be made, by reason of the Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise (including, without limitation, settlement of a Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice), in defending any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the defense of such Proceeding. If the Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. If the Indemnitee is not wholly successful in such Proceeding, the Company shall also indemnify, hold harmless and exonerate the Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding any of the foregoing, nothing herein shall be construed to limit the Indemnitee’s right to indemnification which he or she would otherwise be entitled to pursuant to Section 2 and Section 3 hereof, regardless of the Indemnitee’s success in a Proceeding.

6.Indemnification for Expenses as a Witness.
Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a witness or is otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith (including, for the avoidance of doubt, discovery expenses relating to locating and producing data or information that may be in the possession of the Indemnitee, participating in depositions or responding to interrogatories). To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 6, regardless of whether the Indemnitee failed to meet the standard of conduct which makes it permissible under applicable law for the Company to indemnify the Indemnitee for Indemnifiable Amounts hereunder.
7.Agreement to Advance Expenses; Conditions.
The Company shall pay to the Indemnitee all Indemnifiable Expenses as and when incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or was or is otherwise involved or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by reason of the Indemnitee’s Corporate Status, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. The Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal, that the Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. No other form of undertaking shall be required other than the execution of this Agreement. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free. The Indemnitee shall be entitled to advancement of Indemnifiable Expenses as provided in this Section 7 without regard to the Indemnitee’s ability to repay the Expenses and regardless of any determination by or on behalf of the Company that the Indemnitee failed to meet the standard of conduct which makes it permissible under applicable law for the Company to indemnify the Indemnitee for Indemnifiable Amounts hereunder. The parties agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by written affidavit of the Indemnitee’s outside counsel as being reasonable shall be presumed conclusively to be reasonable.
8.Procedure for Advance Payment of Expenses.
The Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 7 of this Agreement, together with documentation reasonably evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 7 shall be made no later than ten (10) calendar days after the Company’s receipt of such request.
9.Burden of Proof; Defenses; and Presumptions.

(a)In any Proceeding pursuant to Section 10 hereof brought by the Indemnitee to enforce rights to indemnification or to an advancement of Indemnifiable Expenses hereunder, or in any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified, or to such an advancement of Indemnifiable Expenses, as the case may be.
(b)It shall be a defense in any Proceeding pursuant to Section 10 hereof to enforce rights to indemnification under Section 2(a) or Section 2(b) hereof (but not in any Proceeding pursuant to Section 10 hereof to enforce a right to an advancement of Indemnifiable Expenses under Section 7 and Section 8 hereof) that the Indemnitee has not met the standard of conduct which makes it permissible under applicable law for the Company to indemnify the Indemnitee for Indemnifiable Amounts hereunder, as the case may be, but the burden of proving such defense shall be on the Company. With respect to any Proceeding pursuant to Section 10 hereof brought by the Indemnitee to enforce a right to indemnification hereunder, or any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standards of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of a Proceeding pursuant to Section 10 hereof brought by the Indemnitee seeking to enforce a right to indemnification, be a defense to such Proceeding.
(c)The termination of any Proceeding by judgment, order, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, adversely affect the right of the Indemnitee to indemnification hereunder or create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, shall not create a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d)For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is reasonably based on the records or books of account of the Company or other Entity, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or other Entity in the course of their duties, or on the advice of legal counsel for the Company or other Entity or on information or records given or reports made to the Company or other Entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Entity. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e)The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or of another Entity shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s right to indemnification or advancement of Indemnifiable Expenses under this Agreement.
10.Remedies of the Indemnitees.

(a)Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 2 or Section 4 herein or a request for an advancement of Indemnifiable Expenses under Section 7 or Section 8 herein and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.
(b)Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses actually and reasonably incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 10(a) above within thirty (30) calendar days of receipt of a written request specifying in reasonable detail the amount and nature of such Expenses; provided, however, that to the extent the Indemnitee is unsuccessful on the merits in such action then the Company shall have no obligation to reimburse the Indemnitee under this Section 10(b).
(c)Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.
(d)Failure to Act or Adverse Determination Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement or any adverse determination by the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.
(e)Entitlement to Indemnification; Independent Counsel. In the event that (i) a determination is made pursuant to Section 4 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 4(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) of this Agreement within thirty (30) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, (iii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) hereof within thirty (30) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be thirty (30) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 4(b) hereof, (iv) payment of indemnification is not made pursuant to Section 5 or Section 6 of this Agreement within thirty (30) calendar days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 5 or Section 6 of this Agreement is not made within thirty (30) calendar days after a determination has been made pursuant to Section 4(b) that the

Indemnitee is entitled to indemnification, then the Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of the Indemnitee’s entitlement to such indemnification or advancement of Indemnifiable Expenses.
(f)Not Prejudiced by Adverse Determination. In the event that a determination shall have been made pursuant to Section 4(b) of this Agreement that the Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.
11.Settlement of Proceedings.
(a)The Indemnitee agrees that it will not settle, compromise or consent to the entry of any judgment or judicial award as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which Indemnitee has sought indemnification hereunder without the Company’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that such Company consent shall not be required if (i) the Company was given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding and (ii) such settlement, compromise or consent respecting such Proceeding includes an unconditional release of the Indemnitee and does not (A) require or impose any injunctive or other non-monetary remedy on the Company or its affiliates, (B) require or impose an admission or consent as to any wrongdoing by the Company or its affiliates or (C) otherwise result in a direct or indirect payment by or monetary cost to the Company or its affiliates.
(b)The Company agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which the Indemnitee has sought indemnification hereunder without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that such Indemnitee’s consent shall not be required if (i) the Indemnitee was given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding and (ii) such settlement, compromise or consent includes an unconditional release of the Indemnitee and does not (A) require or impose any injunctive or other non-monetary remedy on the Indemnitee, (B) require or impose an admission or consent as to any wrongdoing by the Indemnitee or (C) otherwise result in a direct or indirect payment by or monetary cost to the Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Company on the Indemnitee’s behalf).
12.Notice by the Indemnitee.
The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which could reasonably be expected to result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses.
13.Representations and Warranties of the Company.
The Company hereby represents and warrants to the Indemnitee as follows:

(a)Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.
(b)Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.
(c)No Conflicts. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, does not, and the Company’s performance of its obligations under this Agreement will not, violate the Company’s certificate of incorporation, bylaws, other agreements to which the Company is a party to or applicable law.
(d)Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance (“D&O Insurance”) with reputable insurance companies with A.M. Best ratings of “A” or better, providing the Indemnitee with coverage for any liability asserted against, or incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement. Such D&O Insurance shall have coverage terms and policy limits at least as favorable to the Indemnitee as the insurance coverage provided to any other outside director (if the Indemnitee is an outside director) or officer (if the Indemnitee is an officer) of the Company. If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of the Indemnitee’s status as a director or officer; or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that the Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years from such date, by other directors and officers liability insurance, in amounts and on terms no less favorable to the Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.
14.Contract Rights Not Exclusive; Subrogation.
The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of and shall not in any way limit, any other rights that the Indemnitee may have at any time under applicable law, the Company’s bylaws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s serving in a Corporate Status. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Subject to Section 2(c), in the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
15.Successors.
This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status. The Company shall require and cause any successor(s) (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), by written agreement in form and substance reasonably satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Company from its obligations hereunder and any obligations shall thereafter be joint and several.
16.Change in Law.
To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bylaws of the Company and this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but only to the extent such amendment permits the Indemnitee to broader indemnification and advancement rights other than Delaware law permitted prior to the adoption of such amendment.
17.Severability.
Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

18.Modifications and Waiver.
Except as provided in Section 16 above with respect to changes in Delaware law which broaden the right of the Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director or officer of the Company or any of its subsidiaries with respect to the subject matter hereof containing a term or terms more favorable to the indemnitee thereunder than the terms contained herein, the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the Company or the relevant subsidiary of any such indemnification agreement with any such other director or officer (i) the Company shall send a copy of the indemnification agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.
19.General Notices.
All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed
(a)If to the Indemnitee, to:
[_____________]
6555 Sierra Drive
Irving, Texas 75039

(b)If to the Company, to:
Vistra Corp.
Attn: Corporate Secretary
6555 Sierra Drive
Irving, Texas 75039

or to such other address as may have been furnished in the same manner by any party to the others.
20.Contribution.
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).
21.Specific Performance.
The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, to enforce specific performance, to enjoin such violation, or to obtain any relief as the Indemnitee may elect to pursue.
22.Third-Party Beneficiaries.
Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.
23.Governing Law.
This Agreement shall be exclusively governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law of such state.
24.Consent to Jurisdiction.
(a)Each of the Company and the Indemnitee hereby irrevocably and unconditionally (i) agrees and consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement shall be brought only in the Court of Chancery of the State of Delaware (or in any other state court of the State of Delaware if the Court of Chancery does not have subject matter jurisdiction over such action), and not in any other state or federal court in the United States of America or any court or tribunal in any other country; (ii) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waives any objection to the laying of venue of any such action or proceeding in the courts of the State of Delaware; and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or otherwise inconvenient forum.
(b)Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit or proceeding arising out of or relating to this Agreement in any court of the State of Delaware by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 19 hereof. Nothing herein shall preclude service of process by any other means permitted by applicable law.
25.Counterparts.
This Agreement may be executed in one or more counterparts (including by PDF or facsimile), each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.
26.Headings.
The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
27.Entire Agreement; Conflicts; No Employment Contract.
(a)    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is supplement to and in furtherance of the Company’s certificate of incorporation, bylaws, the DGCL and any other applicable law, in each case, as amended, restated, supplemented or modified from time to time, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder. Notwithstanding anything to the contrary set forth in this Agreement, in the event of any conflict between the provisions of this Agreement and the provisions of the Company’s certificate of incorporation or bylaws (in each case, as amended, restated, supplemented or modified from time to time), the provisions of the Company’s certificate of incorporation or bylaws (in each case, as amended, restated, supplemented or modified from time to time) shall govern.
(b)    This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in any separate written contract(s) between the Indemnitee and the Company.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:
VISTRA CORP.
By:
Name:
Title:

INDEMNITEE:
By:
Name:
Title:
[Signature Page to Indemnification Agreement]